SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

PROGREEN PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

380 North Old Woodward Ave., Suite 226, Birmingham, MI	48009
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 530-0770

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01  Changes in Registrant's Certifying Accountant.

(a) On August 27, 2010, the Board of Directors of the Company approved the appointment of Baker Tilly Virchow Krause, LLP as the Registrant's independent registered public accounting firm for the fiscal year ending April 30, 2011, and accepted the resignation of Coulter & Justus, P.C. For the Company’s two most recent fiscal years ended April 30, 2010 and 2009, the reports of Coulter & Justus, P.C. did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to audit scope or accounting principles, except that the report of Coulter & Justus, P.C. as to the Company’s financial statements for the year ended April 30, 2009, was modified for uncertainty due to the substantial doubt about the Company’s ability to continue as a going concern.

During the Company's two most recent fiscal years ended April 30, 2010 and 2009, and any subsequent interim period from April 30, 2010 through August 27, 2010, there were no disagreements as defined in Item 304(a)(1)(iv) with Coulter & Justus, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coulter & Justus, P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the Company’s two most recent fiscal years ended April 30, 2010 and 2009, and any subsequent interim period though August 27, 2010.

The Company has requested that Coulter & Justus, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

(b) On August 27, 2010, the Company engaged Baker Tilly Virchow Krause, LLP as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Baker Tilly Virchow Krause, LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

16	Letter on change in certifying accountant fromCoulter & Justus, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2010	PROGREEN PROPERTIES, INC.
(Registrant)

	By:	/s/ Jan Telander
Jan Telander, President and
Chief Executive Officer